Gannett Announces First Quarter 2025 Results & Reiterates Business Outlook

NEW YORK, NY — May 1, 2025 — Gannett Co., Inc. ("Gannett", "we", "us", "our", or the "Company") (NYSE: GCI) today reported its financial results for the first quarter ended March 31, 2025.

"In the first quarter, we delivered significant improvement to our bottom line compared to the prior year period, along with sustained year-over-year growth in free cash flow. We continued to make notable progress towards debt reduction, repaying approximately $75 million of debt during the quarter, which lowered our leverage and further strengthened our capital structure. Our financial results in the first quarter reflect solid execution of our strategy and the resilience of our business in navigating both a challenging operating environment and the outsized impact of several items unique to the first quarter," said Michael Reed, Gannett Chairman and Chief Executive Officer.

"With these items now behind us, we expect to drive a marked improvement in our top-line trends for the balance of the year, led by a reacceleration in our digital businesses. We believe this perspective is supported by the fact that March marked our best performing month of the quarter for digital revenue and we are seeing improving revenue trends continue into the second quarter."

"In the first quarter, we maintained our position as the nation’s leading news and information provider among content creators with 195 million average monthly unique visitors, growing over 4% compared to the prior year. We also continued to expand our efforts to strategically monetize the vast library of content produced across our platform as we incrementally added subscription products and A.I. licensing deals to our platform."

"As we previously outlined, we expect a progressive build in our financial and operational performance throughout the year. We are confident in the leadership and strategic plans in place to achieve our financial objectives, and as a result, we are reaffirming our full year 2025 business outlook. With continued focus on our strategy, efficiency initiatives, and disciplined operational execution, we are well-positioned to drive stronger performance as we enter the second quarter."

First Quarter 2025 Financial Highlights (Year-Over-Year):
•Total revenues of $571.6 million were impacted by the sale of the Austin-American Statesman in the first quarter of 2025 and the decision to sell or shut down certain non-strategic assets in 2024
◦Total revenue decreased 10.1%; same store revenues(1) decreased 7.7%
•Net loss attributable to Gannett of $7.3 million improved by $77.4 million
•Adjusted net loss attributable to Gannett(1) of $13.1 million improved by $23.4 million
•Adjusted EBITDA(1) totaled $50.5 million
•Cash provided by operating activities of $23.3 million, an increase of 3.8%
•Free cash flow(1) of $10.2 million, an increase of 7.6%

First Quarter 2025 Digital Highlights (Year-Over-Year):
•195 million(2) average monthly unique visitors, an increase of 4.7%
•Total digital revenues of $250.4 million
•Digital advertising revenues of $83.4 million
•Digital-only subscription revenues of $43.3 million
Capital Structure Highlights:
•As of March 31, 2025, the Company had cash and cash equivalents of $85.9 million
(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss) attributable to Gannett, Free cash flow, and Same store revenues are non-GAAP measures. See "Use of Non-GAAP Information" below for information about these non-GAAP measures.
(2) 195 million average monthly unique visitors in the first quarter of 2025 with approximately 144 million average monthly unique visitors coming from our U.S. media network, which includes USA TODAY (as measured by © 2024 Comscore, Media Metrix (March 2025), Desktop + Mobile) and approximately 51 million average monthly unique visitors resulting from our U.K. digital properties (based on Adobe Analytics).

•Total principal debt outstanding at March 31, 2025 was $1,037.3 million, including $775.5 million in first lien debt
•First lien net leverage(3) was 2.6x, reflecting a sequential decrease of 4.8%
•The Company repaid approximately $74.5 million of debt in the first quarter of 2025
•In April 2025, the Company received a waiver from certain lenders of our five-year first lien term loan facility (the "2029 Term Loan Facility"), and entered into a privately negotiated agreement with a holder of our 6% Senior Secured Convertible Notes due 2027 (the "2027 Notes") to repurchase $14.0 million of principal of our outstanding 2027 Notes at 105% of par value for $15.0 million in cash, including accrued interest. This transaction was financed using proceeds from a delayed draw term loan facility as part of our $900.0 million 2029 Term Loan Facility.

Business Outlook(4)
The Company reiterates its full year 2025 outlook. The Company's estimates factor in the sale of the Austin American-Statesman in the first quarter of 2025 but do not factor in the impact of any possible future acquisitions or dispositions.
•Full Year 2025 Business Outlook(4)
◦Total digital revenues are expected to grow approximately 7%-10% on a same store basis(1)
▪Total digital revenues are expected to make up 50% of total revenues during 2025
◦Total revenues are expected to be down in the low single digits on a same store basis(1)
▪Same store(1) revenue trends are expected to grow on an overall basis during 2025
◦Net income attributable to Gannett is expected to improve compared to the prior year
◦Adjusted EBITDA(1) is expected to grow versus the prior year
◦Cash provided by operating activities is expected to grow in excess of 30% versus the prior year
◦Free cash flow(1) is expected to grow in excess(5) of 40% versus the prior year

Financial Highlights6

In thousands	First Quarter 2025
Revenues	$571,573
Net loss attributable to Gannett	(7,333)
Adjusted EBITDA(6) (non-GAAP basis)	50,509
Adjusted net loss attributable to Gannett(6) (non-GAAP basis)	(13,063)
Cash provided by operating activities	23,308
Free cash flow(6) (non-GAAP basis)	10,168

Earnings Conference Call

Management will host a conference call on Thursday, May 1, 2025 at 8:30 A.M. Eastern Time to review the financial and operating results for the period. A copy of the earnings release will be posted to the Investor Relations section of Gannett's website, investors.gannett.com. The conference call may be accessed by dialing 1-888-506-0062 (from within the U.S.) or 1-973-528-0011 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference "Gannett First Quarter Earnings Call" or access code "292710". We use our website as a channel of distribution for important Company information and we use the investors.gannett.com website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. A simultaneous webcast of the conference call will be
(3) As of March 31, 2025, the First Lien Net Leverage ratio was calculated by subtracting cash on the balance sheet from the sum of our five-year first lien term loan facility (the "2029 Term Loan Facility") and dividing that by Q1 2025 LTM Adjusted EBITDA. The 6% Senior Secured Convertible Notes due 2027 and 6% Senior Secured Convertible Notes due 2031 are secured by liens junior to those securing our 2029 Term Loan Facility.
(4) Projections are based on Company estimates as of May 1, 2025 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, except as specifically provided otherwise, the Company's estimates do not factor in the impact of any possible future acquisitions or dispositions. The Company's future financial results could differ materially from the Company's current estimates.
(5) Capital expenditures are expected to increase as a result of investments in technology and products.
(6) Refer to "Use of Non-GAAP Information" below for the Company's definition of Adjusted EBITDA, Adjusted net income (loss) attributable to Gannett, and Free cash flow, as well as the reconciliation of such measures to the most comparable GAAP measure.

available to the public on a listen-only basis at investors.gannett.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available approximately two hours following the call's completion through 11:59 P.M. Eastern Time on Thursday, May 15, 2025 by dialing 1-877-481-4010 (from within the U.S.) or 1-919-882-2331 (from outside of the U.S.); please reference access code "52086". A transcript of our earnings call held today also will be posted to the investors.gannett.com website.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is a diversified media company with expansive reach at the national and local level dedicated to empowering and enriching communities. We seek to inspire, inform, and connect audiences as a sustainable, growth focused media and digital marketing solutions company. Through our trusted brands, including the USA TODAY NETWORK, comprised of the national publication, USA TODAY, and local media organizations, including our network of local properties, in the United States, and Newsquest, a wholly-owned subsidiary operating in the United Kingdom, we provide essential journalism, local content, and digital experiences to audiences and businesses. We deliver high-quality, trusted content with a commitment to balanced, unbiased journalism, where and when consumers want to engage. Our digital marketing solutions brand, LocaliQ, supports small and medium-sized businesses with innovative digital marketing products and solutions.

Cautionary Statement Regarding Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our full year 2025 business outlook, statements regarding our business outlook, digital revenue performance and growth, growth in our Digital Marketing Solutions segment, digital revenues, negotiations and engagement with other companies and results of such negotiations and engagements, expectations regarding our cash from operating activities, free cash flows, revenues, net income (loss) attributable to Gannett, Adjusted EBITDA, same store revenues and cash flows, expectations regarding our long-term growth, and sustainable growth, our ability to create long-term stockholder value, our expectations, in terms of both amount and timing, with respect to debt repayment, our expected capital expenditures, expectations regarding our non-strategic assets, our strategy, our partnerships, our ability to achieve our operating priorities, our long-term opportunities, economic impacts, our ability to navigate volatility, achieve our financial goals, optimize our capital structure and achieve optimal financial performance, our cost structure, future revenue and expense trends, and our ability to influence trends. Words such as "expect(s)", "believe(s)", "will", "can", "outlook", "guidance", "estimate(s)", "projection(s)", "trend", "focus", and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company's most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Except to the extent required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
Matt Esposito	Lark-Marie Anton
Investor Relations	Corporate Communications
703-854-3000	646-906-4087
investors@gannett.com	lark@gannett.com

# # #

GANNETT CO., INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

Table No. 1
In thousands, except share data	March 31, 2025	December 31, 2024
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$85,912	$106,299
Accounts receivable, net of allowance for credit losses of $11,874 and $13,596 as of March 31, 2025 and December 31, 2024, respectively	222,992	239,636
Inventories	18,737	20,910
Prepaid expenses	43,608	40,268
Other current assets	16,510	18,782
Total current assets	387,759	425,895
Property, plant, and equipment, net of accumulated depreciation of $352,066 and $337,013 as of March 31, 2025 and December 31, 2024, respectively	226,979	240,980
Operating lease assets	134,639	143,955
Goodwill	518,099	530,028
Intangible assets, net	395,954	430,374
Deferred tax assets	75,992	60,983
Pension and other assets	212,396	207,932
Total assets	$1,951,818	$2,040,147

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$309,801	$318,384
Deferred revenue	112,580	108,000
Current portion of long-term debt	68,000	74,300
Operating lease liabilities	37,948	39,761
Other current liabilities	7,573	5,157
Total current liabilities	535,902	545,602
Long-term debt	689,945	755,754
Convertible debt	250,296	249,757
Deferred tax liabilities	12,267	4,928
Pension and other postretirement benefit obligations	36,596	37,820
Long-term operating lease liabilities	158,324	167,731
Other long-term liabilities	118,850	125,921
Total noncurrent liabilities	1,266,278	1,341,911
Total liabilities	1,802,180	1,887,513
Commitments and contingent liabilities
Equity
Preferred stock, $0.01 par value per share, 300,000 shares authorized, none of which were issued and outstanding at March 31, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value per share, 2,000,000,000 shares authorized; 159,081,464 shares issued and 146,659,540 shares outstanding at March 31, 2025; 158,835,742 shares issued and 147,388,555 shares outstanding at December 31, 2024	1,591	1,588
Treasury stock, at cost, 12,421,924 shares and 11,447,187 shares at March 31, 2025 and December 31, 2024, respectively	(23,302)	(20,540)
Additional paid-in capital	1,284,331	1,281,801
Accumulated deficit	(1,060,879)	(1,053,546)
Accumulated other comprehensive loss	(51,598)	(56,164)
Total Gannett stockholders' equity	150,143	153,139
Noncontrolling interests	(505)	(505)
Total equity	149,638	152,634
Total liabilities and equity	$1,951,818	$2,040,147

GANNETT CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

Table No. 2	Three months ended March 31,
In thousands, except per share amounts	2025	2024
Digital	$250,394	$267,499
Print and commercial	321,179	368,262
Total revenues	571,573	635,761
Operating costs	356,622	402,399
Selling, general and administrative expenses	171,643	180,489
Depreciation and amortization	42,634	38,298
Integration and reorganization costs	9,498	17,881
Asset impairments	1,894	45,989
(Gain) loss on sale or disposal of assets, net	(20,680)	552
Other operating expenses	184	39
Total operating expenses	561,795	685,647
Operating income (loss)	9,778	(49,886)
Interest expense	26,083	26,565
Loss (gain) on early extinguishment of debt	1,274	(617)
Non-operating pension income	(1,914)	(3,146)
Equity (income) loss in unconsolidated investees, net	(195)	185
Other non-operating (income) expense, net	(1,323)	1,817
Non-operating expenses	23,925	24,804
Loss before income taxes	(14,147)	(74,690)
(Benefit) provision for income taxes	(6,814)	10,078
Net loss attributable to Gannett	$(7,333)	$(84,768)

Loss per share attributable to Gannett - basic	$(0.05)	$(0.60)
Loss per share attributable to Gannett - diluted	$(0.05)	$(0.60)

GANNETT CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Table No. 3	Three months ended March 31,
In thousands	2025	2024
Operating activities
Net loss	$(7,333)	$(84,768)
Adjustments to reconcile net loss to operating cash flows:
Depreciation and amortization	42,634	38,298
Share-based compensation expense	2,879	2,826
Non-cash interest expense	1,607	5,260
(Gain) loss on sale or disposal of assets, net	(20,680)	552
Loss (gain) on early extinguishment of debt	1,274	(617)
Asset impairments	1,894	45,989
Pension and other postretirement benefit obligations	(3,397)	(11,211)
Equity (income) loss in unconsolidated investees, net	(195)	185
Change in other assets and liabilities, net:	4,625	25,937
Cash provided by operating activities	23,308	22,451
Investing activities
Purchase of property, plant and equipment	(13,546)	(12,999)
Proceeds from sale of real estate and other assets	48,369	575
Change in other investing activities	—	(2)
Cash provided by (used for) investing activities	34,823	(12,426)
Financing activities
Payments of deferred financing costs	(777)	—
Repayments of long-term debt	(74,450)	(15,290)
Treasury stock	(2,761)	(2,532)
Changes in other financing activities	(366)	(423)
Cash used for financing activities	(78,354)	(18,245)
Effect of currency exchange rate change on cash	125	984
Decrease in cash, cash equivalents and restricted cash	(20,098)	(7,236)
Cash, cash equivalents and restricted cash at beginning of period	116,181	110,612
Cash, cash equivalents and restricted cash at end of period	$96,083	$103,376

GANNETT CO., INC.
SEGMENT INFORMATION
(Unaudited)

Table No. 4	Three months ended March 31,
In thousands	2025	2024
Revenues:
Domestic Gannett Media	$440,070	$495,719
Newsquest	55,848	60,198
Digital Marketing Solutions	108,709	117,045
Corporate and other	1,479	1,604
Intersegment eliminations	(34,533)	(38,805)
Total	$571,573	$635,761

USE OF NON-GAAP INFORMATION

The Company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a U.S. generally accepted accounting principles ("U.S. GAAP") basis. These non-GAAP financial performance and liquidity measures, which may not be comparable to, and may be defined differently than, similarly titled measures used or reported by other companies, should not be considered in isolation from or as a substitute for the related U.S. GAAP measures and should be read together with financial information presented on a U.S. GAAP basis.

We define our non-GAAP financial performance and liquidity measures as follows:

•Adjusted EBITDA is a non-GAAP financial performance measure we believe offers a useful view of the overall and segment operations of our business. We define Adjusted EBITDA as Net income (loss) attributable to Gannett before (1) Income tax expense (benefit), (2) Interest expense, (3) Gains or losses on the early extinguishment of debt, (4) Non-operating pension income, (5) Loss on convertible notes derivative, (6) Depreciation and amortization, (7) Integration and reorganization costs, (8) Third-party debt expenses and acquisition costs, (9) Asset impairments, (10) Goodwill and intangible impairments, (11) Gains or losses on the sale or disposal of assets, (12) Share-based compensation, (13) Other non-operating (income) expense, net, and (14) Non-recurring items. The most directly comparable U.S. GAAP financial performance measure is Net income (loss) attributable to Gannett.

•Adjusted EBITDA margin is a non-GAAP financial performance measure we believe offers a useful view of the overall and segment operations of our business. We define Adjusted EBITDA margin as Adjusted EBITDA divided by total Revenues.

•Adjusted net income (loss) attributable to Gannett is a non-GAAP financial performance measure we believe offers a useful view of the overall operations of our business and is useful to analysts and investors in evaluating the results of operations and operational trends. We define Adjusted net income (loss) attributable to Gannett as Net income (loss) attributable to Gannett before (1) Gains or losses on the early extinguishment of debt, (2) Loss on convertible notes derivative, (3) Integration and reorganization costs, (4) Third-party debt expenses and acquisition costs, (5) Asset impairments, (6) Goodwill and intangibles impairments, (7) Gains or losses on the sale or disposal of assets, (8) Other items, including (Gain) loss on sale of investments, and (9) the tax impact of the above items.

•Free cash flow is a non-GAAP liquidity measure that adjusts our reported U.S. GAAP results for items we believe are critical to the ongoing success of our business. We define Free cash flow as Cash provided by (used for) operating activities as reported on the condensed consolidated statements of cash flows including the impact of (i) capital expenditures and excluding the impact of (ii) third-party debt expenses associated with the refinancing of debt. The result is a figure representing Free cash flow available for use in operations, additional investments, ongoing debt obligations, and returns to stockholders. The most directly comparable U.S. GAAP financial liquidity measure is Cash provided by (used for) operating activities.

•Same store revenues is a non-GAAP financial performance measure based on our U.S. GAAP revenues for the current period, excluding (1) acquired revenues, (2) currency impact, and (3) exited operations.

Management’s Use of Non-GAAP Measures

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not measurements of financial performance or liquidity under U.S. GAAP and should not be considered in isolation or as an alternative to net income (loss), margin, income (loss) from operations, cash flow provided by (used for) operating activities, revenues, or any other measure of performance or liquidity derived in accordance with U.S. GAAP. We believe these non-GAAP financial performance and liquidity measures, as we have defined them, are helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance on our day-to-day operations. These measures provide an assessment of core expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance.

We use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss) attributable to Gannett, Free cash flow and Same store revenues as measures of our day-to-day operating performance, which is evidenced by the publishing and delivery of news and other media and excludes certain expenses that may not be indicative of our day-to-day business operating results.

Limitations of Non-GAAP Measures

Each of our non-GAAP measures have limitations as analytical tools. They should not be viewed in isolation or as a substitute for U.S. GAAP measures of earnings or cash flows. Material limitations in making the adjustments to our earnings to calculate Adjusted EBITDA and Adjusted net income (loss) attributable to Gannett using these non-GAAP financial measures as compared to U.S. GAAP net income (loss) include: the exclusion of the cash portion of interest / financing expense, income tax (benefit) provision, and charges related to asset impairments, which are items that may significantly affect our financial results.

Management believes these items are important in evaluating our performance, results of operations, and financial position. We use non-GAAP financial performance and liquidity measures to supplement our U.S. GAAP results in order to provide a more complete understanding of the factors and trends affecting our business.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not alternatives to net income (loss), margin, income (loss) from operations, cash flow provided by (used for) operating activities, revenues, or any other measure of performance or liquidity derived in accordance with U.S. GAAP. As such, they should not be considered or relied upon as substitutes or alternatives for any such U.S. GAAP financial measures. We strongly urge you to review the reconciliations of Net income (loss) attributable to Gannett to Adjusted EBITDA, Adjusted EBITDA margin, Net income (loss) attributable to Gannett to Adjusted net income (loss) attributable to Gannett, Cash provided by (used for) operations to Free cash flow and Revenues to Same Store revenues along with our condensed consolidated financial statements included elsewhere in this report. We also strongly urge you not to rely on any single financial performance or liquidity measure to evaluate our business. In addition, because Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not measures of financial performance under U.S. GAAP and are susceptible to varying calculations, the Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss) attributable to Gannett, Free cash flow and Same store revenues measures as presented in this release may differ from and may not be comparable to similarly titled measures used by other companies.

Non-GAAP Outlook

Our full year 2025 business outlook included in this release include certain non-GAAP financial performance and liquidity measures, including Same store revenues, Adjusted EBITDA, and Free cash flow. The outlook for each of these non-GAAP items does not factor in the impact of any future acquisitions or dispositions. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures. We have not reconciled non-GAAP forward-looking Same store revenues, Adjusted EBITDA, and Free cash flow to their most directly comparable U.S. GAAP measure, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts to estimate and quantify various necessary U.S. GAAP components largely because forecasting or predicting our future operating results is subject to many factors or future events out of our control, is unavailable, or is not readily predictable, and could significantly impact, either individually or in the aggregate, our comparable U.S. GAAP measures. Accordingly, we are unable to provide a full reconciliation of the non-GAAP measures used in our outlook without unreasonable efforts.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA
(Unaudited)

Table No. 5	Three months ended March 31, 2025
In thousands	Domestic Gannett Media	Newsquest	Digital Marketing Solutions	Corporate and other	Consolidated Total
Net income (loss) attributable to Gannett	$22,659	$13,455	$1,624	$(45,071)	$(7,333)
Benefit for income taxes	—	—	—	(6,814)	(6,814)
Interest expense	—	—	—	26,083	26,083
Loss on early extinguishment of debt	—	—	—	1,274	1,274
Non-operating pension income	(438)	(1,476)	—	—	(1,914)
Depreciation and amortization	27,307	2,070	5,237	8,020	42,634
Integration and reorganization costs	3,321	106	1,109	4,962	9,498
Third-party debt expenses and acquisition costs	—	—	—	323	323
Asset impairments	885	—	1,009	—	1,894
Gain on sale or disposal of assets, net	(20,680)	—	—	—	(20,680)
Share-based compensation expense	—	—	—	2,879	2,879
Other non-operating income, net	(126)	(221)	(510)	(466)	(1,323)
Non-recurring items	237	—	—	3,751	3,988
Adjusted EBITDA (non-GAAP basis)	$33,165	$13,934	$8,469	$(5,059)	$50,509
Net income (loss) attributable to Gannett margin	5.1%	24.1%	1.5%	NM	(1.3)%
Adjusted EBITDA margin (non-GAAP basis)	7.5%	24.9%	7.8%	NM	8.8%
NM indicates not meaningful.

	Three months ended March 31, 2024
In thousands	Domestic Gannett Media	Newsquest	Digital Marketing Solutions	Corporate and other	Consolidated Total
Net income (loss) attributable to Gannett	$5,463	$14,544	$609	$(105,384)	$(84,768)
Provision for income taxes	—	—	—	10,078	10,078
Interest expense	—	—	—	26,565	26,565
Gain on early extinguishment of debt	—	—	—	(617)	(617)
Non-operating pension income	(1,306)	(1,840)	—	—	(3,146)
Depreciation and amortization	24,877	2,035	5,880	5,506	38,298
Integration and reorganization costs	14,889	169	25	2,798	17,881
Third-party debt expenses and acquisition costs	—	—	—	178	178
Asset impairments	—	—	—	45,989	45,989
Loss (gain) on sale or disposal of assets, net	904	(445)	89	4	552
Share-based compensation expense	—	—	—	2,826	2,826
Other non-operating (income) expense, net	(347)	(300)	1,546	918	1,817
Non-recurring items	—	—	630	1,306	1,936
Adjusted EBITDA (non-GAAP basis)	$44,480	$14,163	$8,779	$(9,833)	$57,589
Net income (loss) attributable to Gannett margin	1.1%	24.2%	0.5%	NM	(13.3)%
Adjusted EBITDA margin (non-GAAP basis)	9.0%	23.5%	7.5%	NM	9.1%
NM indicates not meaningful.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO GANNETT
(Unaudited)

Table No. 6	Three months ended March 31,
In thousands	2025	2024
Net loss attributable to Gannett	$(7,333)	$(84,768)
Loss (gain) on early extinguishment of debt	1,274	(617)
Integration and reorganization costs	9,498	17,881
Third-party debt expenses and acquisition costs	323	178
Asset impairments	1,894	45,989
(Gain) loss on sale or disposal of assets, net	(20,680)	552
Other items	22	(14)
Subtotal	(15,002)	(20,799)
Tax impact of above items	1,939	(15,626)
Adjusted net loss attributable to Gannett (non-GAAP basis)	$(13,063)	$(36,425)

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
FREE CASH FLOW
(Unaudited)

Table No. 7	Three months ended March 31,
In thousands	2025	2024
Cash provided by operating activities (GAAP basis)	$23,308	$22,451
Capital expenditures	(13,546)	(12,999)
Third-party debt expenses	406	—
Free cash flow (non-GAAP basis)(1)	$10,168	$9,452
(1) For the three months ended March 31, 2025 and 2024, free cash flow was negatively impacted by interest paid of $7.9 million and $9.6 million, respectively, integration and reorganization costs of $7.5 million and $5.8 million, respectively, and other costs of $5.3 million and $6.1 million, respectively.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - CONSOLIDATED & DIGITAL
(Unaudited)

Table No. 8	Three months ended March 31,
In thousands	2025	2024	% Change
Total revenues	$571,573	$635,761	(10.1)%
Currency impact	994	—
Exited operations(1)	(655)	(16,201)
Same store total revenues	$571,912	$619,560	(7.7)%
(1)    Exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

	Three months ended March 31,
In thousands	2025	2024	% Change
Digital revenues	$250,394	$267,499	(6.4)%
Currency impact	706	—
Exited operations(1)	(655)	(7,087)
Same store digital revenues	$250,445	$260,412	(3.8)%
(1)    Exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

KEY PERFORMANCE INDICATORS

A key performance indicator ("KPI") is generally defined as a quantifiable measurement or metric used to gauge performance, specifically to help determine strategic, financial, and operational achievements, especially compared to those of similar businesses.

We define Digital-only average revenue per user ("ARPU") as digital-only subscription average monthly revenues divided by the average digital-only paid subscriptions within the respective period. We define Core platform ARPU as core platform average monthly revenues divided by average monthly customer count within the period. We define core platform revenues as revenue derived from customers utilizing our proprietary digital marketing services platform that are sold by either our direct or local market teams.

Management believes Digital-only ARPU, Core platform ARPU, digital-only paid subscriptions, core platform revenues and core platform average customer count are KPIs that offer useful information in understanding consumer behavior, trends in our business, and our overall operating results. Management utilizes these KPIs to track and analyze trends across our segments.

GANNETT CO., INC.
KEY PERFORMANCE INDICATORS
(Unaudited)

Table No. 9	Three months ended March 31,
In thousands, except ARPU	2025	2024	Change	% Change
Domestic Gannett Media:
Digital-only ARPU	$7.31	$7.28	$0.03	—%

Newsquest:
Digital-only ARPU	$5.76	$6.03	$(0.27)	(4)%

Total Gannett:
Digital-only ARPU	$7.22	$7.22	$—	—%

DMS:
Core platform revenues	$108,166	$116,050	$(7,884)	(7)%
Core platform ARPU	$2,693	$2,697	$(4)	—%
Core platform average customer count	13.4	14.3	(0.9)	(6)%

Table No. 10	As of March 31,
In thousands	2025	2024	% Change
Digital-only paid subscriptions:
Domestic Gannett Media	1,810	1,927	(6)%
Newsquest	121	90	34%
Total Gannett	1,931	2,017	(4)%